EXHIBIT 3.2














                               OPERATING AGREEMENT

                                       OF

                  DEUTSCHE FINANCIAL CAPITAL SECURITIZATION LLC


OPERATING AGREEMENT

                                TABLE OF CONTENTS



SECTION I         DEFINITIONS..............................................  1

SECTION II        NAME AND TERM............................................  4

SECTION III       BUSINESS OF COMPANY......................................  6

SECTION IV        RIGHTS AND OBLIGATIONS OF MEMBERS........................  6

SECTION V         CAPITAL CONTRIBUTIONS AND FINANCIAL OBLIGATIONS OF
                  MEMBERS.................................................. 10

SECTION VI        ALLOCATIONS; DISTRIBUTIONS............................... 11

SECTION VII       RESTRICTIONS ON TRANSFERS................................ 14

SECTION VIII      INDEMNIFICATION.......................................... 14

SECTION IX        MEMBER REPRESENTATIONS, WARRANTIES AND
                  COVENANTS................................................ 16

SECTION X         MISCELLANEOUS PROVISIONS................................. 18


                                       -i-
OPERATING AGREEMENT

                  LIMITED LIABILITY COMPANY OPERATING AGREEMENT

                                       OF

                  DEUTSCHE FINANCIAL CAPITAL SECURITIZATION LLC

                   A NORTH CAROLINA LIMITED LIABILITY COMPANY


             THIS LIMITED LIABILITY COMPANY OPERATING AGREEMENT (THIS "AGREEMENT"), DATED AS OF THE 31ST DAY OF MARCH, 1997, BETWEEN DEUTSCHE FINANCIAL CAPITAL LIMITED LIABILITY COMPANY, A LIMITED LIABILITY COMPANY ORGANIZED UNDER NORTH CAROLINA LAW ("DFC LLC"), AND DEUTSCHE FINANCIAL CAPITAL SECURITIZATION CORP., A NORTH CAROLINA CORPORATION ("DFC CORP."), FOR THE REGULATION OF THE AFFAIRS AND THE CONDUCT OF THE BUSINESS OF DEUTSCHE FINANCIAL CAPITAL SECURITIZATION LLC, A NORTH CAROLINA LIMITED LIABILITY COMPANY (THE "COMPANY"), RECITES AND PROVIDES AS FOLLOWS:


                                    RECITALS:

             1. THE COMPANY IS BEING FORMED AS A SPECIAL PURPOSE LIMITED LIABILITY COMPANY UNDER THE LAWS OF THE STATE OF NORTH CAROLINA PURSUANT TO ARTICLES OF ORGANIZATION FILED WITH THE SECRETARY OF STATE FOR THE STATE OF NORTH CAROLINA ON MARCH 31ST, 1997.

             2. THE MEMBERS DESIRE TO ENTER INTO THIS AGREEMENT FOR THE PURPOSE OF SETTING FORTH THE TERMS UPON WHICH THE COMPANY WILL BE OPERATED.

             NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL PROMISES OF THE PARTIES HERETO, AND OF OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, THE PARTIES HERETO AGREE AS
FOLLOWS:


                                   AGREEMENT:

                                    SECTION I

                                   DEFINITIONS

             1.01 ACT SHALL MEAN THE NORTH CAROLINA LIMITED LIABILITY COMPANY ACT, N.C. GEN. STAT. SS.SS. 57C-1-01 TO 57C-10-07, AS AMENDED FROM TIME TO TIME.

             1.02 AFFILIATE SHALL MEAN ANY PERSON THAT DIRECTLY, OR INDIRECTLY THROUGH ONE OR MORE INTERMEDIARIES, CONTROLS, OR IS CONTROLLED BY, OR IS UNDER COMMON CONTROL WITH, THE PERSON SPECIFIED. THE TERM "CONTROL" (INCLUDING THE TERMS "CONTROLLING", "CONTROLLED BY" AND "UNDER

OPERATING AGREEMENT

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COMMON CONTROL WITH") MEANS THE POSSESSION, DIRECT OR INDIRECT, OF THE POWER TO
DIRECT OR CAUSE THE DIRECTION OF THE MANAGEMENT AND POLICIES OF A PERSON, WHETHER THROUGH THE OWNERSHIP OF AT LEAST 50% OF THE VOTING SECURITIES, BY CONTRACT OR OTHERWISE.

             1.03 AGREEMENT SHALL MEAN THIS OPERATING AGREEMENT OF THE COMPANY, AS IT MAY BE AMENDED FROM TIME TO TIME.

             1.04 ANNUAL TAX REPORTS SHALL HAVE THE MEANING SET FORTH IN SECTION
10.03  HEREOF.

             1.05 BANKRUPTCY CODE SHALL MEAN THE UNITED STATES BANKRUPTCY CODE, 11 U.S.C. SS.SS. 101-1330, AS AMENDED.

             1.06 CAPITAL ACCOUNT SHALL HAVE THE MEANING SET FORTH IN SECTION
5.03 HEREOF.


             1.07 CAPITAL CONTRIBUTION SHALL MEAN THE AMOUNT OF MONEY OR THE FAIR MARKET VALUE OF OTHER PROPERTY CONTRIBUTED TO THE COMPANY BY EACH MEMBER, PURSUANT TO THE TERMS OF THIS AGREEMENT.

             1.08 CAPITAL TRANSACTION SHALL MEAN THE SALE, EXCHANGE OR OTHER DISPOSITION OUTSIDE THE ORDINARY COURSE OF BUSINESS OF ALL OR ANY SUBSTANTIAL PART OF THE ASSETS OF THE COMPANY, EXCEPT FOR ANY TERMINATING CAPITAL TRANSACTION.

             1.09 CASH AVAILABLE FOR DISTRIBUTION SHALL MEAN, FOR ANY PERIOD, THE EXCESS, IF ANY, OF (I) THE CASH RECEIPTS OF THE COMPANY (OTHER THAN FROM A CAPITAL TRANSACTION OR A TERMINATING CAPITAL TRANSACTION), OVER (II) DISBURSEMENTS OF CASH BY THE COMPANY (OTHER THAN DISTRIBUTIONS TO MEMBERS, AND AMOUNTS PAID WITH RECEIPTS FROM A CAPITAL TRANSACTION OR A TERMINATING CAPITAL TRANSACTION), INCLUDING THE PAYMENT OF OPERATING EXPENSES, DEBT SERVICE ON LOANS FROM BOTH MEMBERS AND THIRD PARTIES, AND CAPITAL EXPENDITURES, AND AMOUNTS DEPOSITED IN RESERVES.

             1.010 CODE SHALL MEAN THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY SUCCESSOR PROVISION OF LAW.

             1.10 COLLATERAL SHALL MEAN ONE OR MORE OF THE FOLLOWING: (I) MANUFACTURED HOUSING RETAIL INSTALLMENT SALES CONTRACTS; (II) MORTGAGE LOANS; AND (III) MORTGAGE PASS-THROUGH CERTIFICATES OR MORTGAGE-COLLATERALIZED OBLIGATIONS.

             1.11 COMPANY SHALL MEAN DEUTSCHE FINANCIAL CAPITAL SECURITIZATION LLC, A NORTH CAROLINA LIMITED LIABILITY COMPANY.

             1.12 COMPANY MINIMUM GAIN SHALL HAVE THE MEANING SET FORTH IN TREASURY REGULATIONS SECTION 1.704-2(D). IN ACCORDANCE WITH TREASURY REGULATIONS
SECTION 1.704-2(D), THE AMOUNT OF COMPANY MINIMUM GAIN IS DETERMINED BY FIRST COMPUTING, FOR EACH NONRECOURSE

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OPERATING AGREEMENT

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LIABILITY OF THE COMPANY, ANY GAIN THE COMPANY WOULD REALIZE IF IT DISPOSED OF
THE PROPERTY SUBJECT TO THAT LIABILITY FOR NO CONSIDERATION OTHER THAN FULL SATISFACTION OF THE LIABILITY, AND THEN BY AGGREGATING THE SEPARATELY COMPUTED GAINS. A MEMBER'S SHARE OF COMPANY MINIMUM GAIN SHALL BE DETERMINED IN ACCORDANCE WITH TREASURY REGULATIONS SECTION 1.704-2(G)(1).


             1.13 EVENT OF BANKRUPTCY AS TO ANY PERSON MEANS THE FILING OF A PETITION FOR RELIEF AS TO SUCH PERSON AS DEBTOR OR BANKRUPT UNDER THE BANKRUPTCY REFORM ACT OF 1978, AS AMENDED, OR OTHER SIMILAR PROVISION OF LAW OF ANY JURISDICTION (EXCEPT IF SUCH PETITION IS CONTESTED BY SUCH PERSON AND HAS BEEN DISMISSED WITHIN 90 DAYS); INSOLVENCY OF SUCH PERSON AS FINALLY DETERMINED BY A COURT PROCEEDING; FILING BY SUCH PERSON OF A PETITION OR APPLICATION TO ACCOMPLISH THE SAME OR FOR THE APPOINTMENT OF A RECEIVER OR A TRUSTEE FOR SUCH PERSON OR A SUBSTANTIAL PART OF ITS ASSETS; COMMENCEMENT OF ANY PROCEEDINGS RELATING TO SUCH PERSON AS A DEBTOR UNDER ANY OTHER REORGANIZATION, ARRANGEMENT, INSOLVENCY, ADJUSTMENT OF DEBT OR LIQUIDATION LAW OF ANY JURISDICTION, WHETHER NOW IN EXISTENCE OR HEREINAFTER ENACTED, IF SUCH PERSON INDICATES ITS APPROVAL OF SUCH PROCEEDING, CONSENTS THERETO OR ACQUIESCES THEREIN, OR SUCH PROCEEDING IS CONTESTED BY SUCH PERSON AND HAS NOT BEEN FINALLY DISMISSED WITHIN 90 DAYS.

             1.14 FISCAL YEAR SHALL HAVE THE MEANING PROVIDED IN SECTION 10.01 HEREOF.

             1.15 FEE SHALL HAVE THE MEANING PROVIDED IN SECTION 5.07 HEREOF.


             1.16 INDEPENDENT DIRECTOR SHALL HAVE THE MEANING PROVIDED IN THE MANAGING MEMBER'S ARTICLES OF INCORPORATION.

             1.17 IRS SHALL MEAN THE INTERNAL REVENUE SERVICE.

             1.18 MAJORITY IN INTEREST SHALL MEAN A MAJORITY OF MEMBERSHIP INTERESTS IN COMPANY CAPITAL AND PROFITS AS DETERMINED APPLYING THE PRINCIPLES OF REV. PROC. 94-46, 1994-28 I.R.B. 129.

             1.19 MANAGING MEMBER SHALL MEAN DEUTSCHE FINANCIAL CAPITAL SECURITIZATION CORP., OR ANY SUCCESSOR THERETO.

             1.20 MEMBER OR MEMBERS SHALL MEAN ANY AND ALL OF THOSE PERSONS LISTED AS MEMBERS IN EXHIBIT A HERETO OR ANY PERSONS WHO REPLACE THEM AS SUBSTITUTE MEMBERS AS PROVIDED HEREIN, IN EACH SUCH PERSON'S CAPACITY AS A MEMBER OF THE COMPANY.

             1.21 MEMBERSHIP INTEREST SHALL MEAN A MEMBER'S OWNERSHIP INTEREST IN THE COMPANY, WHICH INCLUDES (I) SUCH MEMBER'S INTEREST IN THE INCOME, GAINS, PROFITS, DEDUCTIONS, LOSSES, CREDITS OR DISTRIBUTIONS OF THE COMPANY, (II) ALL BENEFITS TO WHICH SUCH MEMBER MAY BE ENTITLED HEREUNDER, AND (III) ALL OBLIGATIONS OF SUCH MEMBER TO COMPLY WITH THE TERMS AND PROVISIONS OF THIS AGREEMENT. THE MEMBERS' MEMBERSHIP INTERESTS SHALL BE AS SET FORTH IN EXHIBIT A.

                                       -3-
OPERATING AGREEMENT

             1.22 MEMBER NONRECOURSE DEBT MINIMUM GAIN SHALL HAVE THE MEANING SET FORTH IN TREASURY REGULATIONS SECTION 1.704-2(I). A MEMBER'S SHARE OF MEMBER NONRECOURSE DEBT MINIMUM GAIN SHALL BE DETERMINED IN ACCORDANCE WITH TREASURY REGULATIONS SECTION 1.704-2(I)(5).

             1.23 PERSON SHALL MEAN AND INCLUDE AN INDIVIDUAL, PROPRIETORSHIP, TRUST, ESTATE, PARTNERSHIP, JOINT VENTURE, ASSOCIATION, COMPANY, CORPORATION, LIMITED LIABILITY COMPANY OR OTHER ENTITY.

             1.24 SALE PROCEEDS SHALL MEAN THE PROCEEDS FROM A CAPITAL TRANSACTION NET OF EXPENSES RELATED THERETO AFTER PAYMENT, OR ADEQUATE PROVISION FOR, DEBTS OF THE COMPANY AND ANY COMPANY RESERVES; PROVIDED, HOWEVER, THAT SALE PROCEEDS SHALL NOT INCLUDE PROCEEDS FROM ANY TERMINATING CAPITAL TRANSACTION.

             1.25 SECURITIES SHALL MEAN EITHER (I) BONDS ISSUED BY THE COMPANY SECURED PRIMARILY BY COLLATERAL OR (II) PASS-THROUGH CERTIFICATES EVIDENCING OWNERSHIP INTERESTS IN ONE OR MORE TRUSTS ESTABLISHED BY THE COMPANY, INTO WHICH TRUSTS THE COMPANY HAS DEPOSITED ONE OR MORE POOLS OF COLLATERAL.

             1.26        STATE SHALL MEAN THE STATE OF NORTH CAROLINA.

             1.27 TAXABLE YEAR SHALL HAVE THE MEANING SET FORTH IN SECTION 10.01 HEREOF.

             1.28 TERMINATING CAPITAL TRANSACTION SHALL MEAN THE SALE, EXCHANGE OR OTHER DISPOSITION OF ALL OR SUBSTANTIALLY ALL OF THE ASSETS OF THE COMPANY, AFTER WHICH TRANSACTION THE COMPANY IS DISSOLVED AND TERMINATED.

             1.29 TREASURY REGULATIONS SHALL MEAN THE TREASURY REGULATIONS ISSUED UNDER THE CODE, AS AMENDED AND AS HEREAFTER AMENDED FROM TIME TO TIME. REFERENCE TO ANY PARTICULAR PROVISION OF THE TREASURY REGULATIONS SHALL MEAN THAT PROVISION OF THE TREASURY REGULATIONS ON THE DATE HEREOF AND ANY SUCCESSOR PROVISION OF THE TREASURY REGULATIONS.


                                   SECTION II

                                  NAME AND TERM

             2.01        NAME, OFFICE AND REGISTERED AGENT.

             (A) THE NAME OF THE COMPANY SHALL BE "DEUTSCHE FINANCIAL CAPITAL SECURITIZATION LLC". THE PRINCIPAL OFFICE AND PLACE OF BUSINESS OF THE COMPANY SHALL BE 7800 MCCLOUD ROAD, GREENSBORO, NORTH CAROLINA 27409-9634. THE MEMBERS MAY AT ANY TIME CHANGE THE LOCATION OF SUCH OFFICE TO ANOTHER LOCATION, PROVIDED THAT THE MEMBERS GIVE NOTICE OF ANY SUCH CHANGE TO THE REGISTERED AGENT OF THE COMPANY.

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OPERATING AGREEMENT

             (B) THE INITIAL REGISTERED OFFICE OF THE COMPANY FOR PURPOSES OF THE ACT SHALL BE 7800 MCCLOUD ROAD, GREENSBORO, NORTH CAROLINA 27409-9634. THE INITIAL REGISTERED AGENT OF THE COMPANY FOR PURPOSES OF THE ACT SHALL BE MYLES
E. STANDISH, ESQUIRE, WHOSE BUSINESS OFFICE IS IDENTICAL WITH THE COMPANY'S REGISTERED OFFICE. THE REGISTERED OFFICE AND REGISTERED AGENT MAY BE CHANGED BY THE MEMBERS AT ANY TIME IN ACCORDANCE WITH THE ACT. THE REGISTERED AGENT'S SOLE DUTY AS SUCH IS TO FORWARD TO THE COMPANY AT ITS PRINCIPAL OFFICE AND PLACE OF BUSINESS ANY NOTICE THAT IS SERVED ON HIM AS REGISTERED AGENT.

             2.02 GOVERNING LAW. THIS AGREEMENT AND ALL QUESTIONS WITH RESPECT TO THE RIGHTS AND OBLIGATIONS OF THE MEMBERS, THE CONSTRUCTION, ENFORCEMENT AND INTERPRETATION HEREOF, AND THE FORMATION, ADMINISTRATION AND TERMINATION OF THE COMPANY SHALL BE GOVERNED BY THE PROVISIONS OF THE ACT AND OTHER APPLICABLE LAWS OF THE STATE.

             2.03        TERM.

             (A) THE TERM OF THE COMPANY SHALL CONTINUE IN FULL FORCE AND EFFECT UNTIL DECEMBER 31, 2047, EXCEPT THAT THE COMPANY SHALL BE DISSOLVED AND TERMINATED UPON THE FIRST TO OCCUR OF ANY OF THE FOLLOWING EVENTS:

                         (I) THE DETERMINATION IN WRITING OF ALL OF THE MEMBERS
             TO DISSOLVE AND TERMINATE THE COMPANY; OR

                         (II) THE ENTRY OF A DECREE OF JUDICIAL DISSOLUTION
             UNDER G.S. 57C-6-02 OF THE ACT, OR THE FILING BY THE SECRETARY OF STATE OF A CERTIFICATE OF DISSOLUTION UNDER G.S. 57C-6-03 OF THE ACT; OR

                         (III) THE OCCURRENCE OF AN EVENT OF BANKRUPTCY AS TO A
             MEMBER OR THE RESIGNATION, EXPULSION OR DISSOLUTION OF A MEMBER OR THE OCCURRENCE OF ANY OTHER EVENT THAT TERMINATES THE MEMBERSHIP OF A MEMBER, UNLESS, WITHIN 90 DAYS OF SUCH EVENT, THERE IS MORE THAN ONE REMAINING MEMBER AND A MAJORITY IN INTEREST OF THE REMAINING MEMBERS UNANIMOUSLY AGREE TO CONTINUE THE BUSINESS OF THE COMPANY, IN WHICH EVENT THE COMPANY SHALL NOT BE DISSOLVED AND THE COMPANY AND THE BUSINESS OF THE COMPANY SHALL BE CONTINUED; PROVIDED, HOWEVER, THAT IF ANY MEMBER IS A PARTNERSHIP OR A LIMITED LIABILITY COMPANY ON THE DATE OF SUCH OCCURRENCE, THE DISSOLUTION OF SUCH MEMBER AS A RESULT OF THE DISSOLUTION, TERMINATION, RESIGNATION, DEATH, INCOMPETENCE, REMOVAL OR EVENT OF BANKRUPTCY OF A PARTNER OR MEMBER IN SUCH PARTNERSHIP OR LIMITED LIABILITY COMPANY, AS THE CASE MAY BE, SHALL NOT BE AN EVENT OF DISSOLUTION OF THIS COMPANY IF THE BUSINESS OF SUCH MEMBER IS CONTINUED BY ITS REMAINING PARTNER(S) OR MEMBER(S), AS THE CASE MAY BE, EITHER ALONE OR WITH ADDITIONAL PARTNERS OR MEMBERS, AND SUCH MEMBER AND SUCH PARTNERS OR MEMBERS COMPLY WITH ANY OTHER APPLICABLE REQUIREMENTS OF THIS AGREEMENT; OR

                         (IV) THE PASSAGE OF 30 DAYS AFTER THE SALE OR OTHER
             DISPOSITION OF ALL OR SUBSTANTIALLY ALL THE ASSETS OF THE COMPANY (EXCEPT THAT IF THE COMPANY RECEIVES AN

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OPERATING AGREEMENT

             INSTALLMENT OBLIGATION AS CONSIDERATION FOR SUCH SALE, THE COMPANY SHALL CONTINUE, UNLESS SOONER DISSOLVED UNDER THE PROVISIONS OF THIS AGREEMENT, UNTIL SUCH TIME AS SUCH NOTE OR NOTES ARE PAID IN
             FULL).

             (B) UPON THE DISSOLUTION OF THE COMPANY FOR ANY REASON, THE MEMBERS SHALL PROCEED PROMPTLY TO WIND UP THE AFFAIRS OF AND LIQUIDATE THE COMPANY; PROVIDED, HOWEVER, THAT IF ANY SECURITIES ARE OUTSTANDING, THE MEMBERS SHALL NOT LIQUIDATE THE ASSETS OF THE COMPANY SECURING THE SECURITIES, EXCEPT AS PERMITTED BY THE SECURITY AGREEMENT PURSUANT TO WHICH SUCH ASSETS WERE PLEDGED, WITHOUT THE CONSENT OF THE SECURED PARTY UNDER SUCH AGREEMENT, WHICH MAY CONTINUE TO EXERCISE ALL OF ITS RIGHTS UNDER SUCH SECURITY AGREEMENT AND SHALL HAVE COMPLETE AND INDEPENDENT ABILITY TO RETAIN SUCH ASSETS UNTIL THE SECURITIES HAVE BEEN PAID IN FULL OR OTHERWISE COMPLETELY DISCHARGED. SUBJECT TO THE FOREGOING, THE MEMBERS SHALL HAVE REASONABLE DISCRETION TO DETERMINE THE TIME, MANNER AND TERMS OF ANY SALE OR SALES OF THE COMPANY'S PROPERTY PURSUANT TO SUCH LIQUIDATION.


                                   SECTION III

                               BUSINESS OF COMPANY

             TO ISSUE BONDS SECURED PRIMARILY BY COLLATERAL AND IN CONNECTION THEREWITH TO ACQUIRE, OWN, HOLD, SELL, TRANSFER, ASSIGN, PLEDGE, FINANCE, REFINANCE AND OTHERWISE DEAL WITH COLLATERAL; TO ENGAGE IN THE ESTABLISHMENT OF ONE OR MORE TRUSTS TO HOLD POOLS OF COLLATERAL DEPOSITED BY THE COMPANY IN SUCH TRUSTS AND IN CONSIDERATION OF SUCH DEPOSITS, TO DELIVER TO THE COMPANY SECURITIES EVIDENCING OWNERSHIP INTERESTS IN SUCH POOLS OF COLLATERAL; TO ACQUIRE, OWN, HOLD, SELL, TRANSFER, ASSIGN, PLEDGE, FINANCE, REFINANCE AND OTHERWISE DEAL IN OR WITH THE SECURITIES; TO ACQUIRE, OWN, HOLD, SELL, TRANSFER, ASSIGN, PLEDGE AND OTHERWISE DEAL IN OR WITH COLLATERAL; AND TO ACQUIRE, OWN, HOLD, SELL, TRANSFER, ASSIGN, PLEDGE AND OTHERWISE DEAL IN OR WITH ANY OR ALL OF THE OWNERSHIP INTERESTS IN TRUSTS ESTABLISHED BY OTHER ENTITIES, INSTITUTIONS OR INDIVIDUALS. SUBSEQUENT TO THE ISSUANCE OF ANY SERIES OF BONDS, THE COMPANY MAY SELL THE COLLATERAL SECURING SUCH BONDS TO A LIMITED-PURPOSE TRUST, PARTNERSHIP OR CORPORATION, SUBJECT TO THE LIEN IN FAVOR OF SUCH BONDS. SUBJECT TO THE LIMITATIONS CONTAINED IN THIS SECTION III, THE COMPANY MAY ENGAGE IN ANY ACTIVITY THAT IS INCIDENTAL TO OR THAT RENDERS CONVENIENT THE ACCOMPLISHMENT OF ANY OR ALL OF THE FOREGOING AND THAT IS NOT PROHIBITED BY LAW OR REQUIRED TO BE SET FORTH SPECIFICALLY IN THIS AGREEMENT. THE COMPANY SHALL NOT ENGAGE IN ANY OTHER BUSINESS. IN ADDITION, THE COMPANY SHALL NOT INCUR ANY INDEBTEDNESS OTHER THAN (A) SECURITIES, (B) EXPENSES INCIDENTAL TO THE ISSUANCE OF SECURITIES AND
(C) INDEBTEDNESS THAT (I) CARRIES A RATING EQUAL TO OR HIGHER THAN THE LOWEST RATING ASSIGNED TO ANY OUTSTANDING SECURITIES BY A NATIONALLY RECOGNIZED STATISTICAL CREDIT RATING AGENCY, (II) IS FULLY SUBORDINATE TO ANY OUTSTANDING SECURITIES AND DOES NOT CONSTITUTE A CLAIM AGAINST THE COMPANY FOR ANY PURPOSE, INCLUDING WITHOUT LIMITATION FOR PURPOSES OF COMMENCING AN INVOLUNTARY PETITION AGAINST THE COMPANY UNDER ANY CHAPTER OF THE BANKRUPTCY CODE, FOR SO LONG AS THE SECURITIES ARE OUTSTANDING OR (III) IS NONRECOURSE, PAYABLE ONLY FROM CASH IN EXCESS OF THAT REQUIRED TO MAKE PAYMENTS ON THE SECURITIES AND DOES NOT CONSTITUTE A CLAIM AGAINST THE

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OPERATING AGREEMENT

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COMPANY FOR ANY PURPOSE TO THE EXTENT SUCH EXCESS CASH FLOW IS INSUFFICIENT TO
PAY THE ADDITIONAL DEBT.

                                   SECTION IV

                        RIGHTS AND OBLIGATIONS OF MEMBERS

             4.01 MEMBERS. THE MEMBERS OF THE COMPANY ARE DFC LLC AND DFC CORP., AND THE BUSINESS AND NOTICE ADDRESS, TELEPHONE NUMBER AND FACSIMILE NUMBER OF EACH SUCH MEMBER ARE SET FORTH OPPOSITE EACH MEMBER'S NAME ON EXHIBIT A ATTACHED HERETO.

             4.02        MANAGEMENT RIGHTS.

             (A) THE MANAGEMENT OF THE COMPANY IS VESTED IN DFC CORP. EXCLUSIVELY, AND THE DECISIONS OF DFC CORP. ARE CONTROLLING.

             (B) THE DFC CORP. MAY TRANSACT BUSINESS FOR THE COMPANY, AND SHALL HAVE THE POWER TO SIGN FOR AND TO BIND THE COMPANY.

             4.03 OTHER ACTIVITIES. ANY MEMBER MAY ENGAGE IN OR POSSESS ANY INTEREST IN ANOTHER BUSINESS OR VENTURE OF ANY NATURE AND DESCRIPTION, INDEPENDENTLY OR WITH OTHERS.

             4.04 NO RIGHT TO WITHDRAW. NO MEMBER SHALL HAVE ANY RIGHT TO VOLUNTARILY RESIGN OR OTHERWISE WITHDRAW FROM THE COMPANY, OR TO RECEIVE ANY DISTRIBUTION TO WHICH SUCH MEMBER IS OTHERWISE ENTITLED TO RECEIVE UPON WITHDRAWAL, WITHOUT THE WRITTEN CONSENT OF ALL REMAINING MEMBERS OF THE COMPANY.

             4.05 PLACES OF MEETINGS. ALL MEETINGS OF THE MEMBERS SHALL BE HELD AT SUCH PLACE WITHIN OR WITHOUT THE STATE AS FROM TIME TO TIME MAY BE FIXED BY THE MEMBERS. MEETINGS OF THE MEMBERS MAY BE HELD TELEPHONICALLY OR BY VIDEO CONFERENCE PROVIDED THAT ALL OF THE MEMBERS PARTICIPATING IN SUCH MEETINGS CAN HEAR AND, IN THE CASE OF A VIDEO CONFERENCE, SEE EACH OTHER AT THE SAME TIME. IN ADDITION, NOTWITHSTANDING ANY PROVISION HEREOF, THE MEMBERS MAY ACT BY UNANIMOUS WRITTEN CONSENT IN THE ABSENCE OF A MEETING.

             4.06 ANNUAL MEETINGS. THE ANNUAL MEETING OF THE MEMBERS SHALL BE HELD ON THE FIRST MONDAY IN MARCH OF EACH YEAR COMMENCING IN 1998 OR ON SUCH OTHER DATE AS MAY BE SELECTED BY THE MEMBERS.

             4.07 SPECIAL MEETINGS. A SPECIAL MEETING OF THE MEMBERS FOR ANY PURPOSE OR PURPOSES MAY BE CALLED AT ANY TIME BY ANY MEMBER. AT A SPECIAL MEETING NO BUSINESS SHALL BE TRANSACTED AND NO ACTION SHALL BE TAKEN OTHER THAN THAT STATED IN THE NOTICE OF THE MEETING, EXCEPT WITH THE UNANIMOUS CONSENT OF THE MEMBERS PRESENT OR REPRESENTED BY PROXY.


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OPERATING AGREEMENT

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             4.08 NOTICE OF MEETINGS. NOTICE OF EVERY MEETING OF THE MEMBERS
SHALL BE GIVEN BY LETTER, TELEGRAPH, TELEPHONE OR FACSIMILE AND SHALL BE SENT NOT LESS THAN 48 HOURS NOR MORE THAN 30 DAYS BEFORE THE DATE OF SUCH MEETING TO EACH MEMBER ENTITLED TO VOTE AT SUCH MEETING AT ITS ADDRESS, TELEPHONE NUMBER OR FACSIMILE NUMBER ON EXHIBIT A HERETO OR SUCH OTHER ADDRESS, TELEPHONE NUMBER OR FACSIMILE NUMBER AS A MEMBER MAY HAVE PROVIDED IN WRITING TO THE OTHER MEMBERS. NOTICE OF EVERY MEETING OF THE MEMBERS SHALL STATE THE PLACE, DAY AND HOUR OF THE MEETING AND, IN CASE OF A SPECIAL MEETING, THE PURPOSE OR PURPOSES FOR WHICH THE MEETING IS CALLED. SUCH FURTHER NOTICE SHALL BE GIVEN AS MAY BE REQUIRED BY LAW, BUT MEETINGS MAY BE HELD WITHOUT NOTICE IF ALL THE MEMBERS ENTITLED TO VOTE AT THE MEETING ARE PRESENT IN PERSON OR BY PROXY OR IF NOTICE IS WAIVED IN WRITING BY THOSE NOT PRESENT, EITHER BEFORE OR AFTER THE MEETING.

             4.09 QUORUM. ANY NUMBER OF MEMBERS TOGETHER HOLDING AT LEAST A MAJORITY OF THE MEMBERSHIP INTERESTS ENTITLED TO VOTE WITH RESPECT TO THE BUSINESS TO BE TRANSACTED, WHO SHALL BE PRESENT IN PERSON OR REPRESENTED BY PROXY AT ANY MEETING DULY CALLED, SHALL CONSTITUTE A QUORUM FOR THE TRANSACTION OF BUSINESS. IF LESS THAN A QUORUM SHALL BE IN ATTENDANCE AT THE TIME FOR WHICH A MEETING SHALL HAVE BEEN CALLED, THE MEETING MAY BE ADJOURNED FROM TIME TO TIME BY A MAJORITY OF THE MEMBERS PRESENT OR REPRESENTED BY PROXY WITHOUT NOTICE OTHER THAN BY ANNOUNCEMENT AT THE MEETING.

             4.10 VOTING. AT ANY MEETING OF THE MEMBERS, EACH MEMBER ENTITLED TO VOTE ON ANY MATTER COMING BEFORE THE MEETING SHALL, AS TO SUCH MATTER, HAVE A VOTE, IN PERSON OR BY PROXY, EQUAL TO ITS MEMBERSHIP INTEREST IN ITS NAME ON THE DATE, NOT MORE THAN 35 DAYS PRIOR TO SUCH MEETING, FIXED BY THE MEMBERS AS THE RECORD DATE FOR THE PURPOSE OF DETERMINING MEMBERS ENTITLED TO VOTE. IF THE MEMBERS DO NOT FIX A RECORD DATE, THE RECORD DATE SHALL BE DEEMED TO BE THE DATE THAT NOTICE OF THE MEETING IS SENT. EVERY PROXY SHALL BE IN WRITING, DATED AND SIGNED BY THE MEMBER ENTITLED TO VOTE OR ITS DULY AUTHORIZED ATTORNEY-IN-FACT.

             4.11 TRANSACTIONS WITH MEMBERS AND AFFILIATES. SUBJECT TO OBTAINING ANY CONSENT EXPRESSLY REQUIRED HEREUNDER, THE MEMBERS MAY APPOINT, EMPLOY, CONTRACT OR OTHERWISE DEAL WITH ANY PERSON, INCLUDING AFFILIATES OF A MEMBER, INDIVIDUALS WITH WHOM A MEMBER IS RELATED, AND WITH PERSONS THAT HAVE A FINANCIAL INTEREST IN A MEMBER OR IN WHICH A MEMBER HAS A FINANCIAL INTEREST, FOR TRANSACTING THE COMPANY'S BUSINESS PROVIDED THAT (I) THE TERMS OF EACH SUCH AGREEMENT ARE NO LESS FAVORABLE THAN THE TERMS OBTAINABLE BY THE COMPANY FROM A COMPARABLE UNAFFILIATED THIRD PARTY, AND (II) NOTICE OF EACH SUCH AGREEMENT, INCLUDING THE IDENTITY OF SUCH PERSON AND THE TERMS THEREOF, IS GIVEN TO THE OTHER MEMBERS.

             4.12 PERSONAL SERVICES. NO MEMBER SHALL BE REQUIRED TO PERFORM SERVICES FOR THE COMPANY SOLELY BY VIRTUE OF BEING A MEMBER. UNLESS APPROVED BY THE MEMBERS, NO MEMBER SHALL PERFORM SERVICES FOR THE COMPANY OR BE ENTITLED TO COMPENSATION FOR SERVICES PERFORMED FOR THE COMPANY.

             4.13 MAJOR DECISIONS. FOR SO LONG AS ANY SECURITIES ARE OUTSTANDING, WITHOUT THE EXPRESS PRIOR WRITTEN CONSENT OF 100% OF THE MEMBERS AND EACH INDEPENDENT DIRECTOR

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OPERATING AGREEMENT

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THEREOF, THE COMPANY SHALL NOT, AND NO MEMBER SHALL HAVE ANY RIGHT, POWER OR
AUTHORITY TO CAUSE THE COMPANY TO, DO ANY OF THE FOLLOWING:

             (A) COMMIT ANY ACT IN CONTRAVENTION OF THIS AGREEMENT;

             (B) AMEND, MODIFY OR WAIVE ANY OF THE TERMS OR CONDITIONS OF THIS AGREEMENT;

             (C) ADMIT ANY PERSON TO THE COMPANY AS A MEMBER;

             (D) AUTHORIZE, ISSUE, SELL, REDEEM OR OTHERWISE PURCHASE ANY MEMBERSHIP INTERESTS;

             (E) DECLARE OR MAKE A DISTRIBUTION OTHER THAN AS REQUIRED OR SPECIFICALLY PERMITTED IN THIS AGREEMENT;

             (F) SETTLE ON BEHALF OF THE COMPANY ANY SUIT, PROCEEDING OR ARBITRATION BEFORE ANY COURT OR ARBITRATOR OR ANY GOVERNMENTAL AGENCY, AUTHORITY OR OFFICIAL WHERE THE TERMS OF SUCH SETTLEMENT COULD REASONABLY BE EXPECTED TO AFFECT MATERIALLY AND ADVERSELY THE BUSINESS, FINANCIAL POSITION, RESULTS OF OPERATIONS, PROPERTIES OR PROSPECTS OF THE COMPANY; OR

             (G) FILE OR OTHERWISE INITIATE ON BEHALF OF THE COMPANY (I) A VOLUNTARY PETITION FOR RELIEF UNDER ANY CHAPTER OF THE BANKRUPTCY CODE, (II) A RECEIVERSHIP, CONSERVATORSHIP OR CUSTODIANSHIP, (III) AN ASSIGNMENT FOR THE BENEFIT OF CREDITORS OR (IV) ANY OTHER BANKRUPTCY OR INSOLVENCY RELATED PROCEEDING;

             (H) DISSOLVE OR LIQUIDATE, IN WHOLE OR IN PART, CONSOLIDATE OR MERGE WITH OR INTO ANY OTHER ENTITY, OR CONVEY, SELL OR TRANSFER ALL OR SUBSTANTIALLY ALL OF THE COMPANY'S ASSETS; OR

             (I) CONSENT TO OR ACQUIESCE IN (I) THE FILING OR OTHER INITIATION OF AN INVOLUNTARY PETITION FOR RELIEF AGAINST THE COMPANY UNDER ANY CHAPTER OF THE BANKRUPTCY CODE OR (II) THE APPOINTMENT OF ANY TRUSTEE, RECEIVER, CONSERVATOR, ASSIGNEE, SEQUESTRATOR, CUSTODIAN, LIQUIDATOR (OR OTHER SIMILAR OFFICIAL) FOR THE COMPANY OR ALL OR SUBSTANTIALLY ALL OF ITS ASSETS.

             WHEN VOTING ON THE MATTERS SUBJECT TO A VOTE OF THE MEMBERS, INCLUDING WITHOUT LIMITATION THE MATTERS SET FORTH IN THIS SECTION IV, THE MEMBERS, AND EACH INDEPENDENT DIRECTOR THEREOF, SHALL TAKE INTO ACCOUNT THE INTERESTS OF THE HOLDERS OF ANY OUTSTANDING SECURITIES, REGARDLESS OF WHETHER THE COMPANY IS INSOLVENT ON EITHER A BALANCE SHEET OR EQUITABLE BASIS.



                                       -9-
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                                    SECTION V

                            CAPITAL CONTRIBUTIONS AND
                        FINANCIAL OBLIGATIONS OF MEMBERS

             5.01 INITIAL CAPITAL CONTRIBUTIONS. EACH OF DFC LLC AND DFC CORP. SHALL CONTRIBUTE CASH TO THE CAPITAL OF THE COMPANY IN THE AMOUNT SET FORTH OPPOSITE ITS NAME ON EXHIBIT A HERETO.

             5.02 ADDITIONAL CAPITAL CONTRIBUTIONS. EXCEPT AS OTHERWISE REQUIRED HEREIN, NO ADDITIONAL CAPITAL CONTRIBUTIONS SHALL BE REQUIRED UNLESS ALL OF THE MEMBERS CONSENT THERETO IN WRITING. THE MEMBERSHIP INTEREST OF EACH MEMBER SHALL BE ADJUSTED ON EXHIBIT A HERETO UPON ANY ADDITIONAL CAPITAL CONTRIBUTION MADE BY A MEMBER, WITH THE WRITTEN CONSENT OF ALL MEMBERS, TO REFLECT THE AGGREGATE AMOUNT OF CAPITAL CONTRIBUTIONS MADE BY EACH MEMBER.

             5.03 CAPITAL ACCOUNTS. A SEPARATE CAPITAL ACCOUNT (EACH, A "CAPITAL ACCOUNT") SHALL BE ESTABLISHED AND MAINTAINED FOR EACH MEMBER IN ACCORDANCE WITH TREASURY REGULATIONS SECTIONS 1.704-1(B)(2)(IV) AND 1.704-2.

             5.04 NO INTEREST ON CONTRIBUTIONS. NO MEMBER SHALL BE ENTITLED TO INTEREST ON ITS CAPITAL CONTRIBUTION.

             5.05 RETURN OF CAPITAL CONTRIBUTIONS. NO MEMBER SHALL BE ENTITLED TO WITHDRAW ANY PART OF ITS CAPITAL CONTRIBUTION OR ITS CAPITAL ACCOUNT OR TO RECEIVE ANY DISTRIBUTION FROM THE COMPANY, EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT. EXCEPT AS OTHERWISE PROVIDED HEREIN, THERE SHALL BE NO OBLIGATION TO RETURN TO ANY MEMBER OR WITHDRAWN MEMBER ANY PART OF SUCH MEMBER'S CAPITAL CONTRIBUTION TO THE COMPANY FOR SO LONG AS THE COMPANY CONTINUES IN EXISTENCE.

                                   SECTION VI

                           ALLOCATIONS; DISTRIBUTIONS

             6.01        ALLOCATIONS.

             (A) EXCEPT AS OTHERWISE PROVIDED IN THIS SECTION 6.01, PROFIT OR LOSS OF THE COMPANY THAT IS NOT ATTRIBUTABLE TO A CAPITAL TRANSACTION OR A TERMINATING CAPITAL TRANSACTION FOR EACH FISCAL YEAR SHALL BE ALLOCATED TO THE MEMBERS IN ACCORDANCE WITH THEIR MEMBERSHIP INTERESTS.

             (B) EXCEPT AS OTHERWISE PROVIDED IN THIS SECTION 6.01, PROFIT OR LOSS OF THE COMPANY THAT IS ATTRIBUTABLE TO A CAPITAL TRANSACTION OR A TERMINATING CAPITAL TRANSACTION FOR EACH FISCAL YEAR SHALL BE ALLOCATED TO THE MEMBERS IN ACCORDANCE WITH THEIR MEMBERSHIP INTERESTS.

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             (C) EXCEPT AS OTHERWISE PROVIDED IN THIS SECTION 6.01, DEPRECIATION
AND AMORTIZATION DEDUCTIONS OF THE COMPANY FOR EACH FISCAL YEAR SHALL BE ALLOCATED TO THE MEMBERS IN ACCORDANCE WITH THEIR MEMBERSHIP INTERESTS.

             (D) EXCEPT AS OTHERWISE PROVIDED IN THIS SECTION 6.01, CREDITS OF THE COMPANY FOR EACH FISCAL YEAR SHALL BE ALLOCATED TO THE MEMBERS IN ACCORDANCE WITH THEIR MEMBERSHIP INTERESTS.

             (E) NOTWITHSTANDING ANY PROVISION TO THE CONTRARY, (I) ANY EXPENSE OF THE COMPANY THAT IS A "NONRECOURSE DEDUCTION" WITHIN THE MEANING OF TREASURY REGULATIONS SECTION 1.704-2(B)(1) SHALL BE ALLOCATED TO THE MEMBERS IN ACCORDANCE WITH THEIR MEMBERSHIP INTERESTS, (II) ANY EXPENSE OF THE COMPANY THAT IS A "PARTNER NONRECOURSE DEDUCTION" WITHIN THE MEANING OF TREASURY REGULATIONS
SECTION 1.704-2(I)(2) SHALL BE ALLOCATED IN ACCORDANCE WITH TREASURY REGULATIONS
SECTION 1.704-2(I)(1), (III) IF THERE IS A NET DECREASE IN COMPANY MINIMUM GAIN WITHIN THE MEANING OF TREASURY REGULATIONS SECTION 1.704-2(F)(1) FOR ANY TAXABLE YEAR, ITEMS OF GAIN AND INCOME SHALL BE ALLOCATED AMONG THE MEMBERS IN ACCORDANCE WITH TREASURY REGULATIONS SECTION 1.704-2(F) AND THE ORDERING RULES CONTAINED IN TREASURY REGULATIONS SECTION 1.704-2(J), AND (IV) IF THERE IS A NET DECREASE IN MEMBER NONRECOURSE DEBT MINIMUM GAIN WITHIN THE MEANING OF TREASURY REGULATIONS SECTION 1.704-2(I)(4) FOR ANY TAXABLE YEAR, ITEMS OF GAIN AND INCOME SHALL BE ALLOCATED AMONG THE MEMBERS IN ACCORDANCE WITH TREASURY REGULATIONS
SECTION 1.704-2(I)(4) AND THE ORDERING RULES CONTAINED IN TREASURY REGULATIONS
SECTION 1.704-2(J). A MEMBER'S "INTEREST IN PARTNERSHIP PROFITS" FOR PURPOSES OF DETERMINING ITS SHARE OF THE NONRECOURSE LIABILITIES OF THE COMPANY WITHIN THE MEANING OF TREASURY REGULATIONS SECTION 1.752-3(A)(3) SHALL BE BASED ON ITS RESPECTIVE MEMBERSHIP INTEREST.

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

             (G) LOSS, EXPENSE OR DEDUCTION SHALL NOT BE ALLOCATED TO A MEMBER TO THE EXTENT THAT SUCH ALLOCATION WOULD CAUSE A DEFICIT IN SUCH MEMBER'S CAPITAL ACCOUNT (AFTER REDUCTION TO REFLECT THE ITEMS DESCRIBED IN TREASURY REGULATIONS SECTION 1.704-1(B)(2)(II)(D)(4), (5) AND (6)) TO EXCEED THE SUM OF
(I) SUCH MEMBER'S SHARES OF COMPANY MINIMUM GAIN AND MEMBER

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NONRECOURSE DEBT MINIMUM GAIN AND (II) ANY AMOUNTS THAT SUCH MEMBER IS OBLIGATED
TO CONTRIBUTE TO THE COMPANY PURSUANT TO SECTION 5.02 HEREOF. ANY LOSS, EXPENSE OR DEDUCTION IN EXCESS OF THAT LIMITATION SHALL BE ALLOCATED TO THE OTHER
MEMBER. AFTER THE OCCURRENCE OF AN ALLOCATION OF LOSS, EXPENSE OR DEDUCTION TO A MEMBER IN ACCORDANCE WITH THIS SECTION 6.01(G), TO THE EXTENT PERMITTED BY TREASURY REGULATIONS SECTION 1.704-1(B), PROFIT OR INCOME SHALL BE ALLOCATED TO SUCH MEMBER IN AN AMOUNT NECESSARY TO OFFSET THE LOSS, EXPENSE OR DEDUCTION PREVIOUSLY ALLOCATED TO SUCH MEMBER UNDER THIS SECTION 6.01(G).

             (H) IF A MEMBER TRANSFERS PART OR ALL OF ITS MEMBERSHIP INTEREST AND THE TRANSFEREE IS ADMITTED AS PROVIDED HEREIN (A "TRANSFEREE MEMBER"), THE DISTRIBUTIVE SHARES OF THE VARIOUS ITEMS OF PROFIT AND LOSS ALLOCABLE AMONG THE MEMBERS DURING SUCH FISCAL YEAR SHALL BE ALLOCATED BETWEEN THE TRANSFEROR AND THE TRANSFEREE MEMBER (AT THE ELECTION OF THE MANAGING MEMBER) EITHER (I) AS IF THE FISCAL YEAR HAD ENDED ON THE DATE OF THE TRANSFER OR (II) BASED ON THE NUMBER OF DAYS OF SUCH FISCAL YEAR THAT EACH WAS A MEMBER WITHOUT REGARD TO THE RESULTS OF COMPANY ACTIVITIES IN THE RESPECTIVE PORTIONS OF SUCH FISCAL YEAR IN WHICH THE TRANSFEROR AND TRANSFEREE MEMBER WERE MEMBERS.

             (I) THE INTEREST OF EACH OF DFC LLC AND DFC CORP. IN EACH MATERIAL ITEM OF PARTNERSHIP INCOME, GAIN, LOSS, DEDUCTION, OR CREDIT SHALL BE EQUAL TO AT LEAST 1% OF EACH SUCH ITEM AT ALL TIMES. DFC LLC AND DFC CORP. SHALL EACH AT ALL TIMES MAINTAIN CAPITAL ACCOUNT BALANCES AT LEAST EQUAL IN THE AGGREGATE TO 1% OF THE TOTAL POSITIVE CAPITAL ACCOUNT BALANCES OF THE MEMBERS. WHENEVER A CAPITAL CONTRIBUTION IS MADE BY MEMBERS TO THE COMPANY, SUCH CONTRIBUTION SHALL BE MADE BY THE MEMBERS THAT WILL RESULT IN DFC LLC AND DFC CORP. EACH MAINTAINING CAPITAL ACCOUNT BALANCES AT LEAST EQUAL IN THE AGGREGATE TO 1% OF THE TOTAL POSITIVE CAPITAL ACCOUNT BALANCES OF THE MEMBERS.

             (J) "PROFIT" AND "LOSS" AND ANY ITEMS OF INCOME, GAIN, EXPENSE OR LOSS REFERRED TO IN THIS SECTION 6.01 SHALL BE DETERMINED IN ACCORDANCE WITH FEDERAL INCOME TAX ACCOUNTING PRINCIPLES AS MODIFIED BY TREASURY REGULATIONS
SECTION 1.704-1(B)(2)(IV), EXCEPT THAT PROFIT AND LOSS SHALL NOT INCLUDE ITEMS OF INCOME, GAIN, AND EXPENSE THAT ARE SPECIALLY ALLOCATED PURSUANT TO SECTIONS 6.01(E), 6.01(F) OR 6.01(G) HEREOF. ALL ALLOCATIONS OF INCOME, PROFITS, GAINS, EXPENSES, AND LOSSES (AND ALL ITEMS CONTAINED THEREIN) FOR FEDERAL INCOME TAX PURPOSES SHALL BE IDENTICAL TO ALL ALLOCATIONS OF SUCH ITEMS SET FORTH IN THIS
SECTION 6.01, EXCEPT AS OTHERWISE REQUIRED BY SECTION 704(C) OF THE CODE AND
SECTION 1.704-1(B)(4) OF THE TREASURY REGULATIONS.

             6.02 DISTRIBUTION OF CASH AVAILABLE FOR DISTRIBUTION. WITHIN 30 DAYS AFTER THE END OF EACH CALENDAR QUARTER DURING A FISCAL YEAR, CASH AVAILABLE FOR DISTRIBUTION SHALL BE DISTRIBUTED TO THE MEMBERS IN ACCORDANCE WITH THEIR MEMBERSHIP INTERESTS.

             6.03 DISTRIBUTION OF SALE PROCEEDS. THE MEMBERS MAY, WITHIN 90 DAYS AFTER A CAPITAL TRANSACTION, MAKE A SPECIAL DISTRIBUTION TO THE MEMBERS IN ACCORDANCE WITH THEIR MEMBERSHIP INTERESTS IN AN AGGREGATE AMOUNT NOT TO EXCEED THE CASH PORTION OF THE SALE PROCEEDS FROM SUCH CAPITAL TRANSACTION.

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             6.04 DISTRIBUTION OF PROCEEDS FROM A TERMINATING CAPITAL
TRANSACTION. THE NET PROCEEDS OF A TERMINATING CAPITAL TRANSACTION SHALL BE DISTRIBUTED IN THE FOLLOWING ORDER OF PRIORITY:

             (A) FIRST, TOWARD SATISFACTION OF ALL OUTSTANDING DEBTS AND OTHER OBLIGATIONS OF THE COMPANY OTHER THAN THOSE SPECIFIED IN SECTION 6.04(B) HEREOF;

             (B) SECOND, TOWARD SATISFACTION OF OUTSTANDING LOANS, IF ANY, MADE BY MEMBERS TO THE COMPANY; AND

             (C) THEREAFTER, THE BALANCE, IF ANY, TO THE MEMBERS IN ACCORDANCE WITH THEIR RESPECTIVE POSITIVE CAPITAL ACCOUNT BALANCES.

FOR PURPOSES OF SECTION 6.04(C), THE CAPITAL ACCOUNT OF EACH MEMBER SHALL BE DETERMINED AFTER ALL ADJUSTMENTS MADE IN ACCORDANCE WITH SECTIONS 6.01, 6.02, 6.03, AND 6.04 HEREOF RESULTING FROM THE COMPANY'S OPERATIONS AND FROM ALL THE COMPANY'S OPERATIONS AND ALL SALES AND DISPOSITIONS OF ALL OR ANY PART OF THE COMPANY'S ASSETS. ANY DISTRIBUTIONS PURSUANT TO THIS SECTION 6.04 SHOULD BE MADE BY THE END OF THE TAXABLE YEAR IN WHICH THE LIQUIDATION OCCURS (OR, IF LATER, WITHIN 90 DAYS AFTER THE DATE OF THE LIQUIDATION). TO THE EXTENT DEEMED ADVISABLE BY THE MEMBERS, APPROPRIATE ARRANGEMENTS (INCLUDING THE USE OF A LIQUIDATING TRUST) MAY BE MADE TO ASSURE THAT ADEQUATE FUNDS ARE AVAILABLE TO PAY ANY CONTINGENT DEBTS OR OBLIGATIONS.

             6.05 SUBSTANTIAL ECONOMIC EFFECT. IT IS THE INTENT OF THE MEMBERS THAT THE ALLOCATIONS OF PROFIT AND LOSS UNDER THIS AGREEMENT HAVE SUBSTANTIAL ECONOMIC EFFECT (OR BE CONSISTENT WITH THE MEMBERS' INTERESTS IN THE COMPANY IN THE CASE OF THE ALLOCATION OF LOSSES ATTRIBUTABLE TO NONRECOURSE DEBT) WITHIN THE MEANING OF SECTION 704(B) OF THE CODE AS INTERPRETED BY THE TREASURY REGULATIONS PROMULGATED PURSUANT THERETO. ARTICLE VI AND OTHER RELEVANT PROVISIONS OF THIS AGREEMENT SHALL BE INTERPRETED IN A MANNER CONSISTENT WITH SUCH INTENT.

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             6.06 LIABILITY OF MEMBERS. NOTWITHSTANDING ANY PROVISION TO THE
CONTRARY, THE LIABILITY OF EACH MEMBER FOR COMPANY LOSSES SHALL IN NO EVENT EXCEED THE AGGREGATE AMOUNT OF THE CAPITAL CONTRIBUTIONS THAT SUCH MEMBER IS REQUIRED HEREUNDER TO MAKE TO THE COMPANY, PLUS SUCH MEMBER'S SHARE OF UNDISTRIBUTED COMPANY PROFITS, AND IN NO EVENT SHALL EACH MEMBER BE OBLIGATED UNDER ANY CIRCUMSTANCES TO MAKE ANY ADDITIONAL CAPITAL CONTRIBUTIONS FOR THE PURPOSE OF RESTORING A NEGATIVE BALANCE IN A CAPITAL ACCOUNT, OR FOR ANY OTHER PURPOSE WHATSOEVER, EXCEPT AS EXPRESSLY PROVIDED IN SECTION 5.02.

                                   SECTION VII

                            RESTRICTIONS ON TRANSFERS

             7.01        PROHIBITION AGAINST TRANSFER.

                         (A) NO MEMBER SHALL SELL, ASSIGN, ENCUMBER, TRANSFER OR
OTHERWISE DISPOSE OF ALL, OR ANY PART OF, ITS MEMBERSHIP INTEREST (OR TAKE OR OMIT TO TAKE ANY ACTION, FILING, ELECTION OR OTHER ACTION THAT COULD RESULT IN A DEEMED SALE, ASSIGNMENT, ENCUMBRANCE, TRANSFER OR OTHER DISPOSITION) WITHOUT THE PRIOR WRITTEN CONSENT OF THE OTHER MEMBER, WHICH CONSENT MAY BE WITHHELD IN ITS SOLE DISCRETION. ANY ATTEMPTED TRANSFER NOT IN ACCORDANCE WITH THIS AGREEMENT SHALL BE VOID.

                         (B) UPON CONSENT TO A TRANSFER AND ADMISSION OF AN
ADDITIONAL MEMBER, THIS AGREEMENT SHALL BE AMENDED TO REFLECT THE ADMISSION OF THE SUBSTITUTE MEMBER, AND THE MEMBERS SHALL TAKE ANY ACTION REQUIRED OF RECORD TO REFLECT SUCH ADMISSION.

                                  SECTION VIII

                                 INDEMNIFICATION

             8.01 INDEMNIFICATION OF MEMBERS. UNLESS OTHERWISE PROHIBITED BY LAW, THE COMPANY SHALL INDEMNIFY AND HOLD HARMLESS THE MEMBERS AND THE OFFICERS OF THE COMPANY, THE RESPECTIVE OFFICERS, DIRECTORS, AND EMPLOYEES OF THE MEMBERS, AND THEIR RESPECTIVE SUCCESSORS (INDIVIDUALLY, AN "INDEMNITEE") FROM ANY CLAIM, LOSS, EXPENSE, LIABILITY, ACTION OR DAMAGE RESULTING FROM ANY ACT OR OMISSION PERFORMED BY OR ON BEHALF OF OR OMITTED BY THE INDEMNITEE IN ITS CAPACITY AS AN OFFICER OR A MEMBER, INCLUDING, WITHOUT LIMITATION, REASONABLE COSTS AND EXPENSES OF ITS ATTORNEYS ENGAGED IN DEFENSE OF ANY SUCH ACT OR OMISSION; PROVIDED, HOWEVER, THAT THE INDEMNITEES SHALL NOT BE INDEMNIFIED OR HELD HARMLESS FOR ANY ACT OR OMISSION THAT IS IN VIOLATION OF ANY OF THE PROVISIONS OF THIS AGREEMENT OR THAT CONSTITUTES FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. ANY INDEMNIFICATION PURSUANT TO THIS SECTION 8.01 SHALL BE MADE ONLY OUT OF THE ASSETS OF THE COMPANY. NOTWITHSTANDING THE FOREGOING OR ANY OTHER SECTION, SUBSECTION OR PROVISION HEREIN OR IN APPLICABLE LAW TO THE CONTRARY, FOR SO LONG AS ANY SECURITIES ARE OUTSTANDING, ANY OBLIGATION OF THE COMPANY TO INDEMNIFY AND/OR HOLD HARMLESS ITS MEMBERS AND/OR THEIR RESPECTIVE OFFICERS, DIRECTORS AND EMPLOYEES SHALL BE FULLY SUBORDINATE TO ALL OUTSTANDING SECURITIES AND SHALL NOT CONSTITUTE A CLAIM AGAINST THE COMPANY FOR ANY PURPOSE,

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INCLUDING WITHOUT LIMITATION FOR PURPOSES OF COMMENCING AN INVOLUNTARY PETITION
AGAINST THE COMPANY UNDER ANY CHAPTER OF THE BANKRUPTCY CODE.

             8.02 EXPENSES. TO THE FULLEST EXTENT PERMITTED BY LAW, EXPENSES (INCLUDING LEGAL FEES) INCURRED BY AN INDEMNITEE IN DEFENDING ANY CLAIM, DEMAND, ACTION, SUIT OR PROCEEDING WITH RESPECT TO WHICH SUCH INDEMNITEE IS ENTITLED TO INDEMNIFICATION UNDER SECTION 8.01 HEREOF SHALL, FROM TIME TO TIME, BE ADVANCED BY THE COMPANY PRIOR TO THE FINAL DISPOSITION OF SUCH CLAIM, DEMAND, ACTION, SUIT OR PROCEEDING UPON RECEIPT BY THE COMPANY OF AN UNDERTAKING BY OR ON BEHALF OF THE INDEMNITEE, SECURED BY ADEQUATE COLLATERAL, TO REPAY SUCH AMOUNT IF IT SHALL BE DETERMINED THAT THE INDEMNITEE IS NOT ENTITLED TO BE INDEMNIFIED AS AUTHORIZED IN THIS SECTION VIII.

             8.03 INSURANCE. THE COMPANY MAY PURCHASE AND MAINTAIN INSURANCE COVERAGE TO THE EXTENT AND IN SUCH AMOUNTS AS THE MEMBERS SHALL, IN THEIR SOLE DISCRETION, DEEM REASONABLE, ON BEHALF OF INDEMNITEES AGAINST ANY LIABILITY THAT MAY BE ASSERTED AGAINST OR EXPENSE THAT MAY BE INCURRED BY ANY INDEMNITEES IN CONNECTION WITH ACTIVITIES OF THE COMPANY OR SUCH INDEMNITEES WITH RESPECT TO WHICH THE COMPANY WOULD HAVE THE POWER TO INDEMNITY SUCH INDEMNITEE AGAINST SUCH LIABILITY UNDER THE PROVISIONS OF THIS AGREEMENT.

             8.04 MISCELLANEOUS. IN NO EVENT MAY AN INDEMNITEE SUBJECT A MEMBER TO PERSONAL LIABILITY BY REASON OF THESE INDEMNIFICATION PROVISIONS. AN INDEMNITEE SHALL NOT BE DENIED INDEMNIFICATION IN WHOLE OR IN PART UNDER THIS
SECTION VIII BECAUSE THE INDEMNITEE HAD AN INTEREST IN THE TRANSACTION WITH RESPECT TO WHICH THE INDEMNIFICATION APPLIES IF THE TRANSACTION WAS OTHERWISE PERMITTED BY THE TERMS OF THIS AGREEMENT. THE PROVISIONS OF THIS SECTION VIII ARE FOR THE BENEFIT OF THE INDEMNITEES AND THEIR HEIRS, SUCCESSORS, ASSIGNS, ADMINISTRATORS AND PERSONAL REPRESENTATIVES AND SHALL NOT BE DEEMED TO CREATE ANY RIGHTS FOR THE BENEFIT OF ANY OTHER PERSONS.

             8.05 NOTICE OF CLAIMS. WITH RESPECT TO ANY CLAIM MADE OR THREATENED AGAINST A MEMBER OR ANY OF ITS OFFICERS, DIRECTORS OR EMPLOYEES, OR ITS RESPECTIVE SUCCESSORS FOR WHICH SUCH INDEMNITEE IS OR MAY BE ENTITLED TO INDEMNIFICATION UNDER THIS SECTION VIII OR (II) THE COMPANY, SUCH MEMBER SHALL, OR SHALL CAUSE SUCH INDEMNITEE TO:

             (A) GIVE WRITTEN NOTICE TO THE OTHER MEMBERS OF SUCH CLAIM PROMPTLY AFTER SUCH CLAIM IS MADE OR THREATENED, WHICH NOTICE SHALL SPECIFY IN REASONABLE DETAIL THE NATURE OF THE CLAIM AND THE AMOUNT (OR AN ESTIMATE OF THE AMOUNT) OF THE CLAIM;

             (B) PROVIDE THE OTHER MEMBERS WITH SUCH INFORMATION AND COOPERATION WITH RESPECT TO SUCH CLAIM AS THE OTHER MEMBERS MAY REQUIRE, INCLUDING, WITHOUT LIMITATION, MAKING APPROPRIATE PERSONNEL AVAILABLE TO THE OTHER MEMBERS AT SUCH TIMES AS THE OTHER MEMBERS SHALL REQUEST;

             (C) COOPERATE AND TAKE ALL SUCH STEPS AS THE OTHER MEMBERS MAY REQUEST TO PRESERVE AND PROTECT ANY DEFENSE TO SUCH CLAIM;

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             (D) IN THE EVENT SUIT IS BROUGHT WITH RESPECT TO SUCH CLAIM, UPON
PRIOR NOTICE, AFFORD THE OTHER MEMBERS THE RIGHT, WHICH THE OTHER MEMBERS MAY EXERCISE IN THEIR SOLE DISCRETION AND AT THEIR EXPENSE, TO PARTICIPATE IN THE INVESTIGATION, DEFENSE AND SETTLEMENT OF SUCH CLAIM; AND

             (E) NEITHER INCUR ANY MATERIAL EXPENSE TO DEFEND AGAINST NOR RELEASE OR SETTLE SUCH CLAIM OR MAKE ANY ADMISSION WITH RESPECT THERETO WITHOUT THE PRIOR WRITTEN CONSENT OF THE OTHER MEMBERS.


                                   SECTION IX

                MEMBER REPRESENTATIONS, WARRANTIES AND COVENANTS

             9.01 REPRESENTATIONS AND WARRANTIES. EACH MEMBER REPRESENTS AND WARRANTS TO THE COMPANY AND EACH OTHER MEMBER THAT, ON THE DATE OF THIS AGREEMENT (OR SUCH LATER DATE AS SUCH MEMBER SHALL BECOME ADMITTED AS A MEMBER OF THE COMPANY):

             (A) ORGANIZATION AND EXISTENCE. SUCH MEMBER IS DULY ORGANIZED, VALIDLY EXISTING AND IN GOOD STANDING UNDER THE LAWS OF THE STATE OF ITS ORGANIZATION.

             (B) POWER AND AUTHORITY. SUCH MEMBER HAS THE FULL POWER AND AUTHORITY TO EXECUTE, TO DELIVER AND TO PERFORM THIS AGREEMENT, AND TO OWN AND TO LEASE ITS PROPERTIES AND TO CARRY ON ITS BUSINESS AS NOW CONDUCTED AND TO CARRY OUT THE TRANSACTIONS CONTEMPLATED HEREBY.

             (C) AUTHORIZATION AND ENFORCEABILITY. THE EXECUTION AND DELIVERY OF THIS AGREEMENT BY SUCH MEMBER AND THE CARRYING OUT BY SUCH MEMBER OF THE TRANSACTIONS CONTEMPLATED HEREBY HAVE BEEN DULY AUTHORIZED BY ALL REQUISITE ACTION ON THE PART OF SUCH MEMBER, AND THIS AGREEMENT HAS BEEN DULY EXECUTED AND DELIVERED BY SUCH MEMBER AND CONSTITUTES THE LEGAL, VALID AND BINDING OBLIGATION OF SUCH MEMBER, ENFORCEABLE AGAINST IT IN ACCORDANCE WITH THE TERMS HEREOF, SUBJECT, AS TO ENFORCEABILITY OF REMEDIES, TO LIMITATIONS IMPOSED BY BANKRUPTCY, INSOLVENCY, REORGANIZATION, MORATORIUM OR OTHER SIMILAR LAWS RELATING TO OR AFFECTING THE ENFORCEMENT OF CREDITORS' RIGHTS GENERALLY AND TO GENERAL PRINCIPLES OF EQUITY.

             (D) NO CONSENTS. NO AUTHORIZATION, CONSENT, APPROVAL OR ORDER OF, NOTICE TO OR REGISTRATION, QUALIFICATION, DECLARATION OR FILING WITH, ANY GOVERNMENTAL AUTHORITY OR OTHER THIRD PARTIES IS REQUIRED FOR THE EXECUTION, DELIVERY AND PERFORMANCE BY SUCH MEMBER OF THIS AGREEMENT OR THE CARRYING OUT BY SUCH MEMBER OF THE TRANSACTIONS CONTEMPLATED HEREBY, EXCEPT THOSE PREVIOUSLY OBTAINED.

             (E) NO CONFLICT OR BREACH. NONE OF THE EXECUTION, DELIVERY AND PERFORMANCE BY SUCH MEMBER OF THIS AGREEMENT, THE COMPLIANCE WITH THE TERMS AND PROVISIONS HEREOF AND THE CARRYING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY, CONFLICTS OR WILL CONFLICT WITH OR WILL RESULT IN A BREACH OR VIOLATION OF ANY OF THE TERMS, CONDITIONS OR PROVISIONS OF ANY LAW,

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GOVERNMENTAL RULE OR REGULATION OR THE CHARTER DOCUMENTS OR BYLAWS OF SUCH
MEMBER OR ANY APPLICABLE ORDER, WRIT, INJUNCTION, JUDGMENT OR DECREE OF ANY COURT OR GOVERNMENTAL AUTHORITY AGAINST SUCH MEMBER OR BY WHICH IT OR ANY OF ITS PROPERTIES (OTHER THAN ITS MEMBERSHIP INTEREST IN THE COMPANY), IS BOUND, OR ANY LOAN AGREEMENT, INDENTURE, MORTGAGE, BOND, NOTE, RESOLUTION, CONTRACT OR OTHER AGREEMENT OR INSTRUMENT TO WHICH SUCH MEMBER IS A PARTY OR BY WHICH IT OR ANY OF ITS PROPERTIES IS BOUND, OR CONSTITUTES OR WILL CONSTITUTE A DEFAULT THEREUNDER OR WILL RESULT IN THE IMPOSITION OF ANY LIEN UPON ANY OF ITS PROPERTIES.

             (F) NO PROCEEDINGS. THERE IS NO SUIT, ACTION, HEARING, INQUIRY, INVESTIGATION OR PROCEEDING, AT LAW OR IN EQUITY, PENDING, OR, TO THE KNOWLEDGE OF SUCH MEMBER, THREATENED, BEFORE, BY, OR IN ANY COURT OR BEFORE ANY REGULATORY COMMISSION, BOARD OR OTHER GOVERNMENTAL ADMINISTRATIVE AGENCY AGAINST OR AFFECTING SUCH MEMBER WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON THE BUSINESS, AFFAIRS, FINANCIAL POSITION, RESULTS OF OPERATIONS, PROPERTY OR ASSETS, OR CONDITION, FINANCIAL OR OTHERWISE, OF SUCH MEMBER OR ON ITS ABILITY TO FULFILL ITS OBLIGATIONS HEREUNDER.

             (G) INVESTMENT REPRESENTATION. SUCH MEMBER HAS ACQUIRED ITS MEMBERSHIP INTEREST IN THE COMPANY FOR ITS OWN ACCOUNT, FOR INVESTMENT, AND NOT WITH (I) A VIEW TO, OR FOR SALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF OR
(II) ANY PRESENT INTENTION OF DISTRIBUTING OR SELLING SUCH INTEREST.

             9.02 SURVIVAL. ALL REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS
SECTION IX SHALL SURVIVE THE EXECUTION AND DELIVERY OF THIS AGREEMENT.

             9.03        SEPARATENESS COVENANTS.

             (A) AFFIRMATIVE COVENANTS. FOR SO LONG AS ANY SECURITIES ARE OUTSTANDING, THE COMPANY SHALL, AND EACH MEMBER SHALL CAUSE THE COMPANY TO, AT ALL TIMES (I) OBSERVE ALL ORGANIZATIONAL, CORPORATE AND OTHER APPLICABLE FORMALITIES, (II) MAINTAIN SEPARATE BOOKS, RECORDS AND BANK ACCOUNTS, (III) MAINTAIN SEPARATE FINANCIAL STATEMENTS AND CAUSE ITS FINANCIAL STATEMENTS TO BE PREPARED AND MAINTAINED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN A MANNER THAT INDICATES THE SEPARATE EXISTENCE OF THE COMPANY AND ITS ASSETS AND LIABILITIES, (IV) PAY ALL OF ITS LIABILITIES OUT OF ITS OWN FUNDS (INCLUDING THE SALARIES OF ITS OWN EMPLOYEES) AND ALLOCATE FAIRLY AND REASONABLY PURSUANT TO WRITTEN AGREEMENT(S) ANY SHARED OVERHEAD EXPENSES, SUCH AS OFFICE SPACE, (V) MAINTAIN AND USE ITS OWN SEPARATE STATIONARY, INVOICES AND CHECKS,
(VI) IN ALL DEALINGS WITH THE PUBLIC IDENTIFY ITSELF AND CONDUCT ITS OWN BUSINESS UNDER ITS OWN NAME AS A SEPARATE AND DISTINCT LEGAL ENTITY, (VI) DEAL WITH ITS AFFILIATES ONLY ON ARM'S LENGTH BASES AND ON COMMERCIALLY REASONABLE TERMS, AND (VII) INDEPENDENTLY MAKE DECISIONS WITH RESPECT TO ITS BUSINESS AND DAILY OPERATIONS.

             (B) NEGATIVE COVENANTS. FOR SO LONG AS ANY RATED SECURITIES ARE OUTSTANDING, THE COMPANY SHALL NOT, AND NO MEMBER SHALL CAUSE THE COMPANY TO, AT ANY TIME (I) PLEDGE ITS ASSETS FOR THE BENEFIT OF ANY OTHER PERSON, (II) COMMINGLE ITS ASSETS WITH THOSE OF ANY OTHER PERSON, (III) ASSUME OR GUARANTEE THE LIABILITIES OR OBLIGATIONS OF ANY OTHER PERSON OR OTHERWISE

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HOLD OUT ITS CREDIT AS BEING AVAILABLE OR ABLE TO SATISFY THE LIABILITIES OR
OBLIGATIONS OF ANY OTHER PERSON, (IV) ACQUIRE OBLIGATIONS OR SECURITIES OF, OR MAKE LOANS OR ADVANCES TO, ANY AFFILIATE, OR (V) INCUR ANY INDEBTEDNESS, LIABILITIES OR OBLIGATIONS EXCEPT AS EXPRESSLY PERMITTED IN SECTION III OF THIS AGREEMENT.


                                    SECTION X

                            MISCELLANEOUS PROVISIONS

             10.01 FISCAL AND TAXABLE YEAR. THE FISCAL YEAR AND TAXABLE YEAR OF THE COMPANY SHALL BE THE CALENDAR YEAR OR SUCH OTHER TAXABLE YEAR AS MAY BE REQUIRED BY SECTION 706(B) OF THE CODE.

             10.02 ACCOUNTING METHOD. FOR COMPANY ACCOUNTING PURPOSES AND FOR FEDERAL INCOME TAX ACCOUNTING PURPOSES, THE COMPANY SHALL USE THE ACCRUAL METHOD OF ACCOUNTING.

             10.03 REPORTS. AT THE COMPANY'S EXPENSE, THE MEMBERS SHALL PREPARE OR CAUSE TO BE PREPARED, NO LATER THAN 75 DAYS AFTER THE CLOSE OF EACH FISCAL YEAR, A SCHEDULE K-1, A COPY OF THE COMPANY'S INFORMATIONAL TAX RETURN (IRS FORM
1065), AND SUCH OTHER REPORTS (COLLECTIVELY, THE "ANNUAL TAX REPORTS") SETTING FORTH IN SUFFICIENT DETAIL ALL SUCH INFORMATION AND DATA WITH RESPECT TO THE TRANSACTIONS EFFECTED BY OR INVOLVING THE COMPANY DURING SUCH FISCAL YEAR AS SHALL ENABLE THE COMPANY AND EACH MEMBER TO PREPARE ITS FEDERAL, STATE, AND LOCAL INCOME TAX RETURNS IN ACCORDANCE WITH THE LAWS, RULES, AND REGULATIONS THEN PREVAILING.

             10.04       BANK ACCOUNTS; CHECKS, NOTES AND DRAFTS.

             (A) FUNDS OF THE COMPANY SHALL BE DEPOSITED IN AN ACCOUNT OR ACCOUNTS OF A TYPE, IN FORM AND NAME AND IN A BANK(S) OR OTHER FINANCIAL INSTITUTION(S) WHICH ARE PARTICIPANTS IN FEDERAL INSURANCE PROGRAMS AS SELECTED BY THE MEMBERS. THE MEMBERS SHALL ARRANGE FOR THE APPROPRIATE CONDUCT OF SUCH ACCOUNTS. COMPANY FUNDS SHALL BE DEPOSITED AND HELD IN ACCOUNTS WHICH ARE SEPARATE FROM ALL OTHER ACCOUNTS MAINTAINED BY THE MEMBERS, AND THE COMPANY'S FUNDS SHALL NOT BE COMMINGLED WITH ANY OTHER FUNDS OF ANY MEMBER OR ANY AFFILIATE (OTHER THAN THE COMPANY ITSELF) OF A MEMBER. FUNDS MAY BE WITHDRAWN FROM SUCH ACCOUNTS ONLY FOR BONA FIDE AND LEGITIMATE COMPANY PURPOSES.

             (B) COMPANY FUNDS MAY BE MAINTAINED IN ACCOUNTS, MONEY MARKET FUNDS, CERTIFICATES OF DEPOSIT, OTHER LIQUID ASSETS IN EXCESS OF THE INSURANCE PROVIDED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, OR OTHER DEPOSITORY INSURANCE INSTITUTIONS.

             (C) CHECKS, NOTES, DRAFTS AND OTHER ORDERS FOR THE PAYMENT OF MONEY SHALL BE SIGNED BY SUCH PERSONS AS THE MEMBERS FROM TIME TO TIME MAY AUTHORIZE. WHEN THE MEMBERS SO AUTHORIZE, THE SIGNATURE OF ANY SUCH PERSON MAY BE A FACSIMILE.

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



             10.05       BOOKS AND RECORDS.

             (A) THE MEMBERS SHALL KEEP, OR CAUSE TO BE KEPT, FULL AND ACCURATE BOOKS OF ACCOUNT, FINANCIAL RECORDS AND SUPPORTING DOCUMENTS, WHICH SHALL REFLECT, COMPLETELY, ACCURATELY AND IN REASONABLE DETAIL, EACH TRANSACTION OF THE COMPANY, WHICH BOOKS OF ACCOUNT, FINANCIAL RECORDS AND SUPPORTING DOCUMENTS SHALL BE KEPT AND MAINTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY. THE MEMBERS SHALL KEEP, OR CAUSE TO BE KEPT, ALL OTHER DOCUMENTS AND WRITINGS OF THE COMPANY, WHICH DOCUMENTS AND WRITINGS SHALL BE KEPT AND MAINTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY. EACH MEMBER OR ITS DESIGNATED REPRESENTATIVE SHALL HAVE ACCESS TO SUCH BOOKS, RECORDS AND DOCUMENTS DURING REASONABLE BUSINESS HOURS AND MAY INSPECT AND MAKE COPIES OF ANY OF THEM AT ITS OWN EXPENSE.

             (B) THE MEMBERS SHALL ALSO KEEP, OR CAUSE TO BE KEPT, AT THE PRINCIPAL OFFICE OF THE COMPANY THE FOLLOWING:

                         (I) TRUE AND FULL INFORMATION REGARDING THE STATUS OF
             THE BUSINESS AND FINANCIAL CONDITION OF THE COMPANY;

                         (II) PROMPTLY AFTER BECOMING AVAILABLE, A COPY OF THE
             COMPANY'S FEDERAL, STATE, AND LOCAL INCOME TAX RETURNS FOR EACH
             YEAR;

                         (III) A CURRENT LIST OF THE NAME AND LAST KNOWN
             BUSINESS, RESIDENCE OR MAILING ADDRESS OF EACH MEMBER;

                         (IV) A COPY OF THIS AGREEMENT AND THE COMPANY'S
             CERTIFICATE OF FORMATION, AND ALL AMENDMENTS THERETO, TOGETHER WITH EXECUTED COPIES OF ANY WRITTEN POWERS OF ATTORNEY PURSUANT TO WHICH THIS AGREEMENT AND SUCH CERTIFICATE OF FORMATION AND ALL AMENDMENTS THERETO HAVE BEEN EXECUTED;

                         (V) TRUE AND FULL INFORMATION REGARDING THE AMOUNT OF
             CASH AND A DESCRIPTION AND STATEMENT OF THE AGREED VALUE OF ANY OTHER PROPERTY OR SERVICES CONTRIBUTED BY EACH MEMBER AND WHICH EACH MEMBER HAS AGREED TO CONTRIBUTE IN THE FUTURE, AND THE DATE ON WHICH EACH BECAME A MEMBER; AND

                         (VI) OTHER INFORMATION REGARDING THE AFFAIRS OF THE
             COMPANY AS IS JUST AND REASONABLE.

             10.06 TAX MATTERS PARTNER. DFC LLC SHALL BE THE TAX MATTERS PARTNER FOR THE COMPANY WITHIN THE MEANING OF SECTION 6231(A)(7) OF THE CODE. THE TAX MATTERS PARTNER SHALL HAVE THE RIGHT AND OBLIGATION TO TAKE ALL ACTIONS AUTHORIZED AND REQUIRED, RESPECTIVELY, BY THE CODE FOR THE TAX MATTERS PARTNER. IN THE EVENT THE TAX MATTERS PARTNER RECEIVES NOTICE OF A FINAL PARTNERSHIP ADJUSTMENT UNDER SECTION 6223(A)(2) OF THE CODE, THE TAX MATTERS PARTNER SHALL EITHER (I) FILE A COURT PETITION FOR JUDICIAL REVIEW OF SUCH FINAL ADJUSTMENT WITHIN THE PERIOD PROVIDED UNDER SECTION 6226(A) OF THE CODE, A COPY OF WHICH PETITION SHALL BE MAILED TO ALL OTHER

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



MEMBERS ON THE DATE SUCH PETITION IS FILED, OR (II) MAIL A WRITTEN NOTICE TO ALL OTHER MEMBERS, WHICH SUCH PERIOD, THAT DESCRIBES THE TAX MATTERS PARTNER'S REASONS FOR DETERMINING NOT TO FILE SUCH A PETITION.

             10.07       TAX ELECTIONS.

             (A) THE TAX MATTERS PARTNER SHALL MAKE ANY AVAILABLE ELECTIONS UNDER THE CODE OR ANY APPLICABLE STATE OR LOCAL TAX LAW ON BEHALF OF THE COMPANY.

             (B) IF REQUESTED BY A MEMBER, THE TAX MATTERS PARTNER SHALL CAUSE THE COMPANY TO MAKE AN ELECTION UNDER SECTION 754 OF THE CODE IN CONNECTION WITH ANY TRANSFER BY THE MEMBER OF ALL OR ANY PART OF ITS MEMBERSHIP INTEREST.

             (C) NO ELECTION SHALL BE MADE BY THE COMPANY OR ANY MEMBER FOR THE COMPANY TO BE EXCLUDED FROM THE APPLICATION OF ANY OF THE PROVISIONS OF SUBCHAPTER K, CHAPTER 1 OF SUBTITLE A OF THE CODE OR FROM ANY SIMILAR PROVISIONS OF ANY STATE OR LOCAL TAX LAWS.

             (D) EACH MEMBER HEREBY GRANTS THE TAX MATTERS PARTNER AN IRREVOCABLE POWER OF ATTORNEY TO MAKE ANY FEDERAL INCOME TAX ELECTION AS MAY BE REQUIRED OR APPROPRIATE TO CAUSE THE COMPANY TO BE CLASSIFIED AS A "PARTNERSHIP" FOR FEDERAL INCOME TAX PURPOSES, OR TO MAINTAIN SUCH CLASSIFICATION. IF REQUESTED BY A MEMBER, THE TAX MATTERS PARTNER SHALL MAKE ANY SUCH ELECTION ON BEHALF OF ALL THE MEMBERS PURSUANT TO THE POWER OF ATTORNEY, OR SHALL CAUSE THE COMPANY TO MAKE ANY SUCH ELECTION ON ITS OWN BEHALF. THE TAX MATTERS PARTNER SHALL NOT MAKE ANY AFFIRMATIVE ELECTION TO HAVE THE COMPANY TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION FOR FEDERAL INCOME TAX PURPOSES.

             10.08 NOTICES. UNLESS OTHERWISE PROVIDED HEREIN, ANY OFFER, ACCEPTANCE, ELECTION, APPROVAL, CONSENT, CERTIFICATION, REQUEST, WAIVER, NOTICE OR OTHER COMMUNICATION REQUIRED OR PERMITTED TO BE GIVEN HEREUNDER (HEREINAFTER COLLECTIVELY REFERRED TO AS A "NOTICE"), SHALL BE GIVEN BY DELIVERING THE SAME BY FACSIMILE OR RELIABLE COURIER OR BY ENCLOSING THE SAME IN AN ENVELOPE ADDRESSED TO THE MEMBER TO WHOM THE NOTICE IS TO BE GIVEN AT THE APPROPRIATE ADDRESS SET FORTH ON EXHIBIT A HERETO OR AT SUCH OTHER ADDRESS AS ANY MEMBER HEREAFTER MAY DESIGNATE TO THE OTHERS IN ACCORDANCE WITH THE PROVISIONS OF THIS
SECTION 10.08, AND DEPOSITED IN THE U.S. MAIL POSTAGE PREPAID. IN ADDITION, THE OTHER MEMBERS SHALL BE SENT A COPY OF ALL SUCH NOTICES, BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED. THE DATE AT WHICH NOTICE SHALL BE DEEMED RECEIVED SHALL BE THE LAST DATE OF THE RECEIPT OF THE COPY OF SUCH NOTICE BY THE OTHER MEMBERS.

             10.09 ENTIRE AGREEMENT. THIS AGREEMENT, INCLUDING THE EXHIBITS ATTACHED HERETO OR INCORPORATED HEREIN BY REFERENCE, CONSTITUTES THE ENTIRE AGREEMENT OF THE MEMBERS WITH RESPECT TO THE MATTERS COVERED HEREIN. THIS AGREEMENT SUPERSEDES ALL PRIOR AND CONTEMPORANEOUS AGREEMENTS AND ORAL UNDERSTANDINGS AMONG THE MEMBERS WITH RESPECT TO SUCH MATTERS. IN THE EVENT THERE IS ANY LITIGATION BETWEEN THE MEMBERS OVER THE INTERPRETATION OF ANY

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



PROVISION OF THIS AGREEMENT, THE PREVAILING MEMBER IN SUCH LITIGATION SHALL BE ENTITLED TO RECOVER REASONABLE ATTORNEY'S FEES FROM THE NONPREVAILING MEMBER IN SUCH LITIGATION.

             10.10 AMENDMENT. EXCEPT AS PROVIDED BY LAW, IN THE COMPANY'S CERTIFICATE OF FORMATION OR OTHERWISE SET FORTH HEREIN, THIS AGREEMENT MAY BE AMENDED OR ALTERED ONLY BY THE UNANIMOUS VOTE OF THE MEMBERS.

             10.11 INTERPRETATION. WHEREVER THE CONTEXT MAY REQUIRE, ANY NOUN OR PRONOUN USED HEREIN SHALL INCLUDE THE CORRESPONDING MASCULINE, FEMININE OR NEUTER FORMS. THE SINGULAR FORM OF NOUNS, PRONOUNS AND VERBS SHALL INCLUDE THE PLURAL AND VICE VERSA.

             10.12 SEVERABILITY. EACH PROVISION OF THIS AGREEMENT SHALL BE CONSIDERED SEVERABLE AND IF FOR ANY REASON ANY PROVISION OR PROVISIONS HEREOF ARE DETERMINED TO BE INVALID AND CONTRARY TO EXISTING OR FUTURE LAW, SUCH INVALIDITY SHALL NOT IMPAIR THE OPERATION OR AFFECT THOSE PORTIONS OF THIS AGREEMENT WHICH ARE VALID, AND THIS AGREEMENT SHALL REMAIN IN FULL FORCE AND EFFECT AND SHALL BE CONSTRUED AND ENFORCED IN ALL RESPECTS, AND SUCH INVALID OR UNENFORCEABLE PROVISION OR PROVISIONS SHALL BE REPLACED WITH ALTERNATIVE VALID AND ENFORCEABLE PROVISION OR PROVISIONS WHICH OTHERWISE GIVE EFFECT TO THE ORIGINAL INTENT OF SUCH INVALID OR UNENFORCEABLE PROVISION OR PROVISIONS AS AGREED UPON BY THE MEMBERS PURSUANT TO SECTION 10.10 HEREOF.

             10.13 SUCCESSORS. EXCEPT AS EXPRESSLY OTHERWISE PROVIDED HEREIN, THIS AGREEMENT IS BINDING UPON, AND INURES TO THE BENEFIT OF, THE PARTIES HERETO AND THEIR RESPECTIVE HEIRS, EXECUTORS, ADMINISTRATORS, PERSONAL AND LEGAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS.

             10.14 FURTHER ASSURANCES. EACH MEMBER HEREBY AGREES THAT IT SHALL HEREAFTER EXECUTE AND DELIVER SUCH FURTHER INSTRUMENTS, PROVIDE ALL INFORMATION AND TAKE OR FORBEAR SUCH FURTHER ACTS AND THINGS AS MAY BE REASONABLY REQUIRED OR USEFUL TO CARRY OUT THE INTENT AND PURPOSE OF THIS AGREEMENT AND AS ARE NOT INCONSISTENT WITH THE TERMS HEREOF.

             10.15 COUNTERPARTS. THIS AGREEMENT MAY BE EXECUTED IN ANY NUMBER OF COUNTERPARTS, EACH OF WHICH SHALL BE AN ORIGINAL BUT ALL OF WHICH TOGETHER WILL CONSTITUTE ONE INSTRUMENT, BINDING UPON ALL PARTIES HERETO, NOTWITHSTANDING THAT ALL OF SUCH PARTIES MAY NOT HAVE EXECUTED THE SAME COUNTERPART.




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                                      -21-
OPERATING AGREEMENT

             IN WITNESS WHEREOF, THE PARTIES HAVE EXECUTED THIS AGREEMENT AS OF THE DATE AND YEAR FIRST ABOVE WRITTEN.




                    MEMBERS:

                    DEUTSCHE FINANCIAL CAPITAL LIMITED LIABILITY
                    COMPANY

                    BY:         DEUTSCHE FINANCIAL SERVICES
                                CORPORATION, MEMBER

                                BY:  /s/ Naran U. Burchinow
                                NAME: Naran U. Burchinow
                                TITLE: Senior Vice President

                    BY:         OAKWOOD ACCEPTANCE
                                CORPORATION, MEMBER

                                BY:   /S/ DOUGLAS R. MUIR
                                NAME: DOUGLAS R. MUIR
                                TITLE: VICE PRESIDENT


                    DEUTSCHE FINANCIAL CAPITAL SECURITIZATION
                    CORP.

                    BY:   /S/ DOUGLAS R. MUIR
                    NAME: DOUGLAS R. MUIR
                    TITLE: TREASURER, VICE PRESIDENT AND ASSISTANT SECRETARY

                                      -22-
OPERATING AGREEMENT

                                                                      EXHIBIT A


                  MEMBERS, INTERESTS AND INITIAL CONTRIBUTIONS




                                                                  INITIAL
                                            MEMBERSHIP            CAPITAL
          MEMBERS                           INTERESTS          CONTRIBUTIONS

DEUTSCHE FINANCIAL CAPITAL                       99%               $ 9,900
LIMITED LIABILITY COMPANY
7800 MCCLOUD ROAD
GREENSBORO, NORTH CAROLINA  27409-9634
TELEPHONE NUMBER:  (910) 664-____
FACSIMILE NUMBER:  (910) 664-3224



DEUTSCHE FINANCIAL CAPITAL SECURITIZATION         1%                 $ 100
CORP.
7800 MCCLOUD ROAD
GREENSBORO, NORTH CAROLINA  27409-9634
TELEPHONE NUMBER:  (910) 664-____
FACSIMILE NUMBER:  (910) 664-____


TOTALS                                          100%              $_10,000
                                                ====              ========


                                      -23-
OPERATING AGREEMENT